U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 14, 2000
                               -----------------

                             INFODATA SYSTEMS INC.
            (Exact Name of Registrant as Specified in its Charter)


                                    0-10416
                           (Commission File Number)

           Virginia                                 16-0954695
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
      of incorporation)


   12150 Monument Drive, Fairfax, Virginia                    22033
   (Address of Principal Executive Office)                  (Zip Code)


                  (703) 934-5205 (Issuer's Telephone Number)

Item 5.     Other Events.

CONSULTING AGREEMENT WITH CLARIA CORPORATION

      On June 14, 2000, Infodata Systems Inc. (the "Company") entered into a Consulting Agreement with CLARIA Corporation, a company located in Mountain View, California, ("CLARIA") pursuant to which the Company will provide consulting services to CLARIA, including business-to-business Internet solutions services and the design and development of an e-commerce website system. In addition to the Company's standard consulting fees, the Consulting Agreement provides for the grant to the Company of warrants to purchase 145,000 shares of CLARIA's common stock. Afforded to the Company at the completion of the contract, the warrants will bear a per-share exercise price equal to CLARIA's market value as of the closing of its Series B round of financing, but in no event will the exercise price be greater than $1.50 per share. The warrants will expire four years from the date of grant.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     INFODATA SYSTEMS INC.


                                                     /s/STEVEN M. SAMOWICH
                                                     ---------------------
Date:  June 29, 2000                                 Steven M. Samowich
                                                     President and
                                                     Chief Executive Officer